Exhibit 99.1

Cyclacel Pharmaceuticals, Inc.

CYCLACEL PHARMACEUTICALS ANNOUNCES CLOSING OF UNDERWRITTEN OFFERING

Berkeley Heights, NJ, May 21, 2013 — Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; Cyclacel or the Company), today announced that it has closed its previously announced underwritten offering of 6,833,334 shares of its common stock at a price to the public of $3.00 per share (which includes 166,667 shares of common stock that were issued pursuant to the underwriters’ 30-day option to cover overallotments), for gross proceeds of approximately $20.5 million.

The net proceeds, after underwriting discounts and commissions and other estimated fees and expenses payable by the Company, are approximately $19.0 million.  The Company intends to use the net proceeds from this offering to complete the SEAMLESS pivotal Phase 3 trial of its most advanced product candidate, sapacitabine, and general corporate purposes.

JMP Securities LLC acted as the sole book-running manager and Janney Montgomery Scott LLC acted as co-manager for this offering.

The securities described above were sold by Cyclacel pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (SEC) on April 8, 2013 and declared effective by the SEC on April 22, 2013.  A prospectus supplement related to the offering dated May 16, 2013 is available on the SEC’s website at www.sec.gov.  The prospectus supplement and accompanying prospectus may be obtained by sending a request to JMP Securities LLC, 600 Montgomery Street, 10th Floor, San Francisco, California 94111, Attention: Prospectus Department, (415) 835-8985.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a biopharmaceutical company developing oral therapies that target the various phases of cell cycle control for the treatment of cancer and other serious diseases. Sapacitabine, Cyclacel’s most advanced product candidate, is the subject of SEAMLESS, a Phase 3 trial being conducted under an SPA with the FDA as front-line treatment for acute myeloid leukemia (AML) in the elderly, and other studies for myelodysplastic syndromes (MDS), chronic lymphocytic leukemia (CLL) and solid tumors including breast, lung, ovarian and pancreatic cancer and in particular those carrying BRCA mutations.  Cyclacel’s strategy is to build a diversified biopharmaceutical business focused in hematology and oncology based on a development pipeline of novel drug candidates. Please visit www.cyclacel.com for additional information.

Forward-looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and intended utilization of Cyclacel’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Cyclacel may not obtain approval to market its product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements

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that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Annual Report on Form 10-K and other periodic and other filings Cyclacel files with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Cyclacel assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact for Cyclacel Pharmaceuticals, Inc.

Investors/Media: Corey Sohmer, (908) 517-7330, csohmer@cyclacel.com

© Copyright 2013 Cyclacel Pharmaceuticals, Inc. All Rights Reserved. The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc.